EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of Amerityre Corporation (the "Company") on Form 10-Q for the three and six months ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael F. Sullivan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley  Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael F. Sullivan
Michael F. Sullivan
Chief Executive Officer
(Principal Executive Officer)

February 9, 2017